Exhibit 99.1

Investor Presentation Script

[Benjamin]

Slide 3: Today’s Presenters

Hello and thank you for taking the time to listen to our presentation today.

I am Benjamin Vedrenne-Cloquet, CEO of EdtechX Holdings, the world’s first Nasdaq listed special purpose acquisition company devoted to education, education technology and training.

On December 12th 2019, EdtechX Holdings entered into a merger agreement with Meten, a Chinese education technology company. Meten is a leading English language training, or ‘ELT’, service provider in China, delivering English language and future skills training for Chinese students and professionals.

Through our merger, we intend to form a new listed entity, ‘Meten-EdtechX’.

I am here today with Charles McIntyre, Chairman and Chief Investment Officer of EdtechX Holdings, Meten CEO and co-founder, Alan Peng, and Meten’s Chief Financial Officer Ricky Ng.

Alan, Ricky and their management team will continue to grow and run Meten-EdtechX while Charles McIntyre and I will join the board as independent directors of the combined entity.

Today we are going to give you a bit of background on the proposed transaction; on Meten’s track record of growth and profitability; and on why we believe the company is well positioned to capture China’s urban middle class’s rapid growth in disposable income and expenditure on education, future skills and professional training.

But before we do so, I’d like to remind you of 4 key facts on the Chinese education and training market:

First, China is the home market of the world’s top 3 largest market capitalisations in the education and edtech sector: TAL, New Oriental and GSX, all are Chinese and listed in US, they represent more than 65 billion dollars in cumulated market cap, that’s 11x the market capitalisation of the largest “western” education company, ‘Pearson’.

Second, fundamentals of the Chinese education and training market are very robust and make it, in our view, the most attractive and digitally advanced education market in the world. Its sustained 9% CAGR is driven by:

Its growing urban middle class, who is increasingly willing to invest in skills to advance their careers and the academic success of their children.

It is also driven by a rapid digital adoption. The online education market is growing at 30% per annum. More than 30% of education services will be delivered digitally by 2030 in China, bringing the total market for online tutoring to around 150 billion dollars according to Morgan Stanley. China is one the most active edtech ecosystem in the world, on par with USA, and attracts around 45% of the global venture capital investment in edtech.

The third point is that with a growing number of students studying abroad and the continued globalisation of Chinese companies, the demand for bilingual talents is on the rise.

Overall, this is a highly fragmented market with huge potential for consolidation for those players with scale, operating leverage and access to capital.

I will now hand over to Charles to give you an overview of the proposed transaction before Alan and Ricky run through the Business Overview and Strategy.

[Charles]

Slide 4: Overview

Thank you, Benjamin.

The new entity, MetenEdtechX, is expected to be listed on Nasdaq and is planning to raise up to 100 million dollars of development capital in conjunction with the closing of the transaction to fund its growth plans, including market consolidation in China.

EdtechX current cash in Trust position is circa 66 million dollars, before redemption.

Our cornerstone investor, Azimut, one of Italy’s leading independent asset managers, has already committed to purchase 20 million dollars in a Forward Purchase Agreement and the transaction is expected to close by the end of March.

Once the merger has been completed, Meten’s management and shareholders will own around 81% of the combined entity. The pro forma equity value of the combined entity is 649 million dollars, which equates to a firm value of 614 million dollars. This implies 19.3x 2020 estimated adjusted EBITDA and 28.5x 2020 estimated adjusted net income, respectively.

Alan will now introduce the company’s operations and strategy.

[Alan]

Slide 7: Our Mission

Thank you, Charles.

At Meten, we are committed to improving the overall English language competence and competitiveness of the young Chinese urban population.

Slides 8: Who Are We?

We are headquartered in Shenzhen at the heart of the Chinese Silicon Valley. We deliver our services under three industry-leading brands.

Our profitable and scalable omnichannel business model combines digital delivery with a nationwide network of learning centers, strategically located in urban shopping malls.

We are the leading omnichannel general adult ELT player in China.

Slide 9: Meten Key Facts

As you will see on slide 9, what sets us apart is our successful track record of nearly 14 years of operation and our scale, with wide geographical coverage, across 36 cities in China and over a million registered users of our online platform.

Our general adult ELT offering is designed to cater to students aged 15 and above and delivers training in English for personal or professional improvement via small face-to-face classes. Our focus here is on the high-end segment of the market which we can serve thanks to the highly competent native English-speaking teachers we employ.

Driven by growing demand from young students to learn English, more recently, we expanded into the junior ELT market through the acquisition of ‘ABC Education’.

Through our digital learning platform, Likeshuo, we offer 45-minute live-streamed or on-demand teaching courses delivered by around 16,000 teachers.

And our fourth service offering - our comprehensive overseas training service - is aimed at students planning to take international standardized tests and hoping to study abroad.

In a fragmented education market, with only a handful of national players, the scale of our omnichannel platform and our track record present a significant competitive advantage.

Slides 10: China Education Competitive Landscape

Slides 10 and 11 show a snapshot of our competitive landscape in both the online and offline market segments.

In terms of brand recognition in China, in 2018 we surpassed the offline international brands operating in the Chinese market: Wall Street English and Education First. We believe this is a great achievement.

These international brands are now only present in tier 1 cities which limits their capability to expand in tier 2/3/4 cities.

Slide 11: Profitable Market Leader in Adult ELT

The fact that both our learning centres and our Likeshuo digital platform are currently profitable makes us unique among our online sector peers.

This demonstrates the effectiveness of our business model and positions us well for further growth.

Slide 12: Efficient Omnichannel Business Model

Thanks to above average customer referral rates and our cross-selling, our marketing expenses are less than 30% of revenue.

Our omnichannel business model has enabled us to expand in a cost-efficient manner, without having to incur rising customer acquisition costs.

As a result, our profitability far exceeds that of online-only peers.

Slide 13: Strong Growth Trajectory and Sustainable Profitability

We are seeing significant growth in both the online and offline segments of our business.

On slide 13, you will see that our profitable growth over the past 3 years, during which we delivered 33% CAGR in revenues and 190% CAGR in adjusted EBITDA, was driven by expansion in both our online and offline ELT segments.

In terms of offline revenues alone, we achieved the highest revenue growth in the market from 2016 to 2018, of over 28%.

Slide 14: Established Track Record in ELT

Meten started in 2006 as a general adult ELT provider. We built on this platform to expand into overseas language training in 2013 and digital delivery in 2014, with the launch of our Likeshuo platform.

In 2018, we started our expansion into junior ELT, which represents the highest growing segment of our market.

At this time, the investment community started to recognise the strength of our business and the opportunity we had to capitalise on the extremely favourable market dynamics in our sector. We received backing from Chinese financial institutions including CICC and the fund associated with Tsinghua University.

In 2019, we reached a definitive agreement with EdtechX to combine our businesses.

Slide 16: Investment highlights

Ok, I will now hand over to Ricky to outline the strengths of our business which underpin our investment case.

[Ricky]

Slide 17: Leading English Service Provider with Established Track Record and Strong Brand Recognition

Thank you, Alan.

Our strong market position is reflected in both our performance and the recognition received from media vendors in China.

As a home-grown ELT provider, we have a deep understanding of our customers’ needs and are thrilled to have them choose Meten over the international operators present in the Chinese market.

The gross billings we generated during the ‘Global Shopping Festival’ on 11 November 2019, which is China’s equivalent of a Black Friday Sale, demonstrates our outstanding brand recognition.

Slide 18: Operating in an Attractive Market with High Growth Potential

Taking a step back, let us tell you a bit more about the enormous growth potential of the Chinese education industry.

Thanks to the unprecedented economic growth and rapid urbanization, China now represents the world’s largest market opportunity for education and training.

As mentioned by Benjamin, the online education market is expected to triple in size in the next 10 years, bringing the total market for online tutoring to around 150 billion dollars.

China’s wealthy middle class is rising and is increasingly willing and driven to invest in education and skills. As a result, demand for English language training and future skills is currently experiencing double digit growth.

The general ELT market is expected to grow at a CAGR of 26% between 2018 and 2023, driven mainly by expansion in non-tier-1 cities.

Despite continued growth in general ELT market penetration, this non-tier-1 expansion currently remains very low and is not expected to surpass 5% by 2023 when the total market size is expected to reach 21.5 billion dollars.

Slide 19: Operating in an Attractive Market with High Growth Potential (Cont’d)

Looking at the overall ELT market, the segments with the highest growth potential are online and junior ELT.

These are expected to growth at a CAGR of between 15% and 36% over the 10-year period to 2023, and Meten is well positioned to capitalise on this trend.

Slide 20: Highly Efficient Omnichannel Business Model

We strongly believe that the omnichannel model is the optimal way to serve the needs of our customers and ensure sustainable growth of our business. In addition to providing a cost-effective expansion route, this also brings operational synergies.

The fact that in 2018, 24% of our offline students also took online courses with us shows the highly synergistic nature of our business and partially explains the downward trend in our customer acquisition cost presented in the top right corner of slide 20.

Our digital platform benefits from content development undertaken at Group level while sophisticated, AI driven teaching and management systems facilitate all our activities and optimize daily operations. Data accumulated through these systems also informs both our online and offline expansion strategies.

Slides 21-22: Highly Efficient Omnichannel Business Model (cont’d)

The resources of our offline business, including brand equity, diverse marketing channels and high-quality education materials, have collectively fuelled the growth of our ‘Likeshuo’ platform at relatively low costs.

The total student enrolment on Likeshuo increased by 218% between 2016 to 2018 to 44,586, driving rapid growth in our digital revenue which grew 351% over the same period.

Likeshuo has served as an effective way to promote our brand awareness and discover potential students’ English language learning needs.

The online platform increases student engagement by enabling access to more diversified learning resources, more dynamic learning interfaces and more flexible learning schedules.

The online platform also allows us to reach students in the regions where we do not have offline learning centers.

Our online students’ behavioural data, including their preferences and requirements, has also given us valuable insights into the geographical locations of our students, and has helped us identify their potential English language learning needs and guide our offline network expansion plan.

Slide 23:

Our omnichannel business model provides us with operational flexibility.

For example, it has allowed us to maintain continuous service throughout the coronavirus crisis. While learning centres remained closed, offline students were offered a 1-month rollover on their 18-month contracts with Meten. They could also use this credit immediately on the Likeshuo platform. This has resulted in a year-on-year growth in online gross billings of 287% over the 2-week period following the Chinese New Year.

Furthermore, as part of Meten’s relief efforts in the Hubei Province, Meten has provided free online English courses for primary and secondary students. School teachers in the affected areas have also been given the opportunity to use Meten’s online platform free of charge to deliver courses in other subjects to their students.

Slide 24: Outstanding Network Expansion Capabilities

We have successfully grown our network of learning centres from 70 in 2015 to nearly 150 by the end of third quarter 2019. 123 of these centres are dedicated to adult ELT with 26 providing junior ELT services.

In Guangdong, our home province, we have 46 learning centres which represents 60% of the market share. In the capital, Beijing, we have 7 adult learning centres and 19 junior ELT centres.

Our map of operations shows our penetration into second tier cities, which surpasses that of our key competitors and demonstrates our ability to successfully expand our business.

It’s worth noting here that our addressable market in China encompasses more than 600 cities.

Slide 25: Excellent Acquisition and Integration Capabilities

At Meten, we have a history of acquiring companies at attractive multiples and delivering over a 100% improvement in revenue within 2 years.

We have a dedicated M&A team that evaluates and tracks potential acquisition targets in China. Thanks to our centralized management system and strong execution capability, we can efficiently complete M&A transactions and rapidly improve the operation, management and brand image of acquired companies.

Most recently, in 2018, we acquired ABC Education at a price-to-sales ratio of around 1.0x to further strengthen our junior ELT business.

ABC Education Group is an ELT service provider founded in 2002 and headquartered in Beijing with 21 self-operated learning centers and four franchised learning centers under the “ABC” brand at that time.

We plan to use some of the proceeds from this transaction to make further acquisitions going forward.

Our expansion will focus on areas where we have established adult ELT operations, leveraging brand recognition.

Slide 26: Superior Teaching Quality and Student Satisfaction Underpinned by Cutting-Edge Technology

Thanks to our sophisticated technology systems, we are able to offer an attractive online offering and a consistent standard of services across our network.

Our comprehensive self-developed CRM system covers the full-service cycle, from customer acquisition to teaching service evaluation. Our integrated teaching management system helps manage teaching activities across all learning centers.

We use an intelligent tracking service system to monitor service delivery throughout the learning cycle and a class scheduling system to optimize course booking and scheduling.

Our highly centralized and scalable management systems also manage our marketing, finance and human resources activities.

Slide 27: Experienced and Innovative Management Team

Our partnership culture is something we are very proud of at Meten and we believe it represents a strong point of differentiation for us.

The company was founded by three directors who studied at university together and have been working side by side for the last 15 years.

The wider management team includes executives with strong international experience which is particularly valuable when it comes to implementing best practice in different areas of our operations.

Slide 28: High Standards of Corporate Governance

Independent directors are expected to comprise the majority of the proposed board of the combined entity. They will include Benjamin and Charles, along with three other directors, all of whom have listed company and international experience.

We are committed to the highest standards of corporate governance and strongly believe that good corporate governance is at the core of, and is fundamental to, the effective management of business and its long-term sustainability.

Slide 30: Our Growth Strategies

We have a clearly defined strategy for future growth, based on our four pillars.

Slide 31: Maintain Steady and Sustainable Growth of Online Business

Firstly, we intend to maintain sustainable growth of our online business and leverage opportunities for cross-selling across the business.

Our online platform is currently one of the top customer brands in China thanks to the high-end technology used to deliver and continuously evolve our digital offering. We plan to build on this leading market position by leveraging our in-house R&D team to implement further system upgrades going forward.

It is the first online ELT provider to achieve profitability and as a result of synergies between our offline and online business segments, future growth is not expected to have an adverse impact on student acquisition cost, which has seen a steady decline over recent years.

Slide 32: Further Expand Offline Network Coverage

From 2020, we plan to accelerate our expansion and open at least 30 centres per year in non-Tier 1 cities across China. The majority of these will be focused on providing junior ELT services.

In this space, we have identified a number of potential acquisition opportunities and are ready to move rapidly to execute our expansion plans.

The new satellite areas around tier 1 cities, along with regional economic centres are particularly attractive for us due to lower rents, lower personnel costs, and fewer competitors.

The initial cost of opening a new learning centre is around 2 million RMB, which translates to around 300,000 dollars, and we typically have the centres generating a profit within 15 months of operation.

Our centralized management system plays an important role in delivering these results.

Slide 33: Huge Untapped Potential in Non Tier 1 Cities in China

Looking at where key opportunities lie for us. Among tier 1 cities, Shanghai is the only location in which we are not present, while tier 2, 3 and 4 cities offer significantly more growth potential.

You will see from the last bar on slide 33 that we have a market of 158 tier 3+4 cities to expand into - these locations have no large adult or junior ELT providers present and have a very limited number of foreign teachers offering language courses.

When devising our expansion plans, we look for cities with a population of at least 4 million and a GDP per capita of 3,000 RMB. More than 100 non-tier 1 cities fit these criteria, which represents huge potential, especially if you take into account that our net profit margin in non-tier 1 cities is typically between 15-30%.

Given our market position, we are particularly well placed to increase our share in these locations, where attracting high quality teachers is typically more challenging.

Slide 34/35: Further Expand Junior English K12 Training Business

We are seeing an opportunity to diversify our offering into the so-called K-12 training business, to offer junior courses in subjects such as Chinese, Mathematics, Computer programming and Future Skills.

A significant proportion of our existing adult customers are in the 25-35 age bracket, which means that they either have children or are likely to have children in the near future. With rising expenditure on education in China, these children are potential customers for us. Co-locating adult and junior learning centres allows us to fully leverage these cross-selling opportunities.

At present, we offer junior ELT services through our learning centres. In 2020, we will also add junior ELT courses to our Likeshuo platform and start offering training in Chinese and Japanese as well.

In the medium term, we plan to build on this to offer courses in mathematics and computer programming.

Slide 36: Leverage M&A Integration Capabilities

So, what do we look for in an acquisition target?

Generally, we look for targets with a substantial regional presence and brand recognition, strong content development capabilities, shared values and goals and advanced technological capabilities.

In the junior education segment, specifically, we look for companies with 50 to 200 million RMB in gross billings and an attractive valuation. The aim here is to achieve 6-7x P/E within two years following completion of the transaction.

We have already identified a significant number of targets.

Slide 38: Robust Growth in Student Enrolment and Gross Billings

Moving on to our financial performance.

In the period between 2016 and 2018, we saw an increase of 46% CAGR in the number of students enrolled in our courses. This translated into double digit growth in gross billings to just under 200 million dollars for 2018.

It is important to note that in 2018, the Chinese education market underwent significant regulatory change which created a lot of uncertainty during the transition period. As a result, local authorities issued very few licences to new learning centres during 2018. Even once the policy issue had been resolved by the end of the year, the effects of this change continued to impact learning centre openings in 2019.

As a result, revenue growth from 2020 relative to the previous two years is expected to be much stronger.

Slide 39: Revenue and Gross Billings

Between 2016 and 2018 we saw top line growth of 33% CAGR. The higher deferred revenue will, when recognised, boost performance in 2020.

Although Meten has a leading position in online ELT, nearly two thirds of our revenues are generated by general adult ELT.

However, during 2020, we expect increasing revenue and profit contribution from both our Likeshuo and Junior ELT segments.

Slide 40: Profitability Analysis: Profit Margin

You will see on slide 40 that, despite one-off impacts, our adjusted EBITDA continued to grow year-on-year during the first nine months of 2019. We expect to deliver an adjusted EBITDA of 135 million RMB for the full year.

In terms of adjusted net income, our general adult ELT generated a profit of 110 million RMB in the 9 months 2019 and we saw strong growth in both online and junior ELT, with significant investments made into these business segments.

Excluding one-off impacts, our net income for the 9 months 2019 was positive.

Slide 41: 2019 Q1-Q3 Performance and One-Off Impact

Delving deeper into our performance during the first nine months of 2019, let me outline the key one-off developments which negatively affected results during this period but will support our growth going forward.

Firstly, we rolled out a new curriculum, developed in cooperation with National Geographic Learning. This caused a temporary decline in the number of course hours delivered. As a result, revenue recognition for a portion of our courses was delayed; however, gross billings increased due to continued strong demand for our services. It is worth noting here that the new curriculum has been very well received by our customers – this is reflected in an improved referral rate of 45% versus the 40% seen in 2018.

Secondly, our results in 2019 reflect integration costs related to our acquisition of ABC Education. With the process now complete, we expect this operation to be profitable from 2020.

Finally, during the second half of the year, one of the top players in general adult ELT (WEBi) went into liquidation. At the request of local authorities, we took on their students free of charge for the duration of their contracts with WEBi. While this created a one-off expense for us in 2019, we now have a larger share of a less competitive market.

Despite this, by the third quarter 2019, performance had recovered with adjusted EBITDA up 5% year on year and adjusted net income up 13%.

Slide 42: 2020 Forecast – Bridge to 2020 Growth

So, how do we reconcile normalised EBITDA and net income figures for 2019 with adjusted figures for 2020?

There are three factors to take into account here: top line growth, profit contribution from our digital platform and our junior ELT centres, and operational improvements.

Thanks to strong demand for our services and successful implementation of our growth strategy, we expect continued positive momentum in top line growth.

Our junior ELT business was loss making in 2019, which is expected to change in 2020. At the same time, we anticipate growing profit contribution from Likeshuo as the platforms expands its student base and course offering.

Finally, thanks to our investments into our tech systems and the new curriculum, we are now in a position to manage about 300 centres. This creates a strong platform for profitable growth in 2020, when we expect to deliver greater operating efficiency and, consequently, higher EBITDA and net income.

Slide 43: 3-year Forecast – Key Drivers and Assumptions

Slides 43 and 44 provide further detail regarding the assumptions used to arrive at our forecasts for 2021, when we expect our adjusted EBITDA to exceed 300 million RMB, or 42 million dollars.

Slide 44: 3-year Forecast – Profitability Analysis

Coming on to the proposed combination with EdtechX.

On slide 44, you’ll see how we arrived at the pro forma valuation and ownership structure for the combined entity.

I will hand back to Charles to talk you through this in more detail.

[Charles]

Slides 47 & 48: Comparable Companies Analysis

Thank you, Ricky. The implied valuation multiple of 19.3x EV/adjusted EBITDA presents a significant discount to other Chinese omnichannel and online education ELT providers.

Existing shareholders in Meten are rolling over into the transaction and will represent approximately 81% of the enlarged group’s equity.  There are further stock incentives for Meten shareholders if the share price exceeds first $12.50 and then $15.00.

We believe the valuation presents a significant discount to other Chinese omnichannel and online-only education providers, as you can see on slides 47 and 48.

In forming a peer group for comparison, we have focused on Chinese education companies that operate a similar omnichannel delivery model, i.e. a combination of face to face and online tutoring.

This approach seeks to map similar operating costs structures of teachers and teaching centres, against a revenue mix of online and offline.

With this in mind we see TAL and New Oriental as appropriate peer comparisons generating similar gross profit margins. And both have profitable operating margins.  Looking at 2019, the EV to sales multiples for Meten represent a 63% discount to these other omnichannel players.  Against the online players then the discount increases to 78%.

Note that the online only players typically focus on a large class model with a highly paid presenter delivering teaching to groups of a few hundred or a few thousand. We see this as less effective for the ELT segment where Meten achieves a price premium for providing small class environments and one-to-one teaching.

On the next slide the analysis is presented for multiples of EV to adjusted EBITDA and price to adjusted earnings.  Looking at 2020, Meten is priced at a discount of 54% to the omnichannel peers and 65% for online.  The discount increases to 70% for the omnichannel P/E multiple and 72% for online.

Consequently, we believe, that with Meten’s market position and strong profitable growth, the current valuation is attractive. It is worth noting that the proceeds from this fundraising will allow the group to expand beyond its current business plan with further organic expansion and consolidating acquisitions. These potential benefits have not been factored into the growth projections.

Slide 49: EdtechX Holdings – Specialist EdTech Nasdaq Listed Investment Vehicle

Slide 49 provides a bit more background on EdtechX.

We are specialist ed-tech investors, backed by large European institutional investors including Amundi, Azimut, the Credit Suisse Edtech Thematic fund and HSBC.

Slide 50: EdtechX Holdings – Experienced Management Team and Board

Benjamin and I founded the company in 2013, having worked together for many years as both investors in, and advisors to, fast growing companies.

We very much look forward to supporting the Meten team in delivering their growth strategy and will utilise our extensive experience in ed-tech, M&A and digitalisation in this process.

I will hand back to Benjamin for a final word.

[Benjamin]

Thank you, Charlie. Just a final word. Let’s remember the fundamentals here.

The total addressable market for ELT in China is growing fast at a double digit rate and is forecast to reach 43 billion dollars by 2022 according to Citibank, and the online tutoring market expected to amount to 150 billion dollars by 2030 according to Morgan Stanley.

Meten’s omnichannel platform is strategically well positioned to capture the rapid growth in disposable income and expenditure on education by the Chinese middle class.

Investing in Meten is not only investing in a growing and profitable market leading ELT business, it is also a proxy to investing in the future of a young, urban and career driven Chinese workforce and middle class. English training in China is not only a consumer good it is also a 21st century Skill.

On completion of the transaction, Meten-EdtechX will be one of very few Chinese omnichannel education and training providers listed on a US stock exchange with an international board.

These are exciting times for Meten-EdtechX and we look forward to executing on our strategic development plan and reporting on our progress.

So thank you very much for your attention. We welcome any questions regarding our business, so do get in touch if you’d like to know more. Thank you.

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ADDITIONAL INFORMATION AND FORWARD-LOOKING STATEMENTS

THIS TRANSCRIPT INCLUDES “FORWARD-LOOKING STATEMENTS”. ACTUAL RESULTS MAY DIFFER FROM EXPECTATIONS, ESTIMATES AND PROJECTIONS AND, CONSEQUENTLY, YOU SHOULD NOT RELY ON THESE FORWARD LOOKING STATEMENTS AS PREDICTIONS OF FUTURE EVENTS. EDTECHX DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE, EXCEPT AS REQUIRED BY LAW. IMPORTANT FACTORS, AMONG OTHERS, THAT MAY AFFECT ACTUAL RESULTS INCLUDE METEN’S ABILITY TO EXECUTE ON ITS BUSINESS PLANS AND METEN’S ESTIMATES OF EXPENSES AND FUTURE REVENUES AND PROFITABILITY. OTHER FACTORS INCLUDE THE POSSIBILITY THAT THE PROPOSED MERGERS DO NOT CLOSE, INCLUDING DUE TO THE FAILURE TO RECEIVE REQUIRED SECURITY HOLDER APPROVALS, OR THE FAILURE OF OTHER CLOSING CONDITIONS.